UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2011

ePunk, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53564	26-1395403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32792 Shipside Dr. Dana Point, CA 92629
(Address of principal executive offices) (Zip Code)

(949) 429-7868
(Registrant’s telephone number, including area code)

TRUESPORT ALLIANCES & ENTERTAINMENT, LTD. 5795-A Rogers Street Las Vegas, Nevada 89118
(Former name or former address, if changed since last report)

––––––––––––––––
Copies to:

Gregg E. Jaclin, Esq.
Christine Melilli, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On June 15, 2011, Excelsior Management, LLC, (“Seller”) as agent for the beneficial owners of a total of twenty million two hundred and eighty five thousand one hundred sixty seven (20,285,167) shares of common stock (the “Common Shares”),  of Truesport Alliances & Entertainment, Ltd. (now known as ePunk, Inc.), (the “Company”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Richard Jesse Gonzales, Justin Matthew Dornan, and Frank J. Drechsler (collectively referred to as the “Purchaser”) for the sale and purchase of the Common Shares.

As a result of the execution of the Stock Purchase Agreement, the Seller sold, 65.75% of the issued and outstanding shares of common stock of the Company to the Purchaser in exchange for $23,451.97.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Concurrently with the closing of the Stock Purchase Agreement, Scott Ence, resigned from his positions as the Company’s President, Chief Executive Officer, Treasurer, Secretary, and Chairman of the Board of Directors and Brent Stuchlik resigned from his position as a Director of the Company.

On June 20, 2011 a majority of the shareholders of the Company approved the appointment of Richard Jesse Gonzales, Justin Matthew Dornan, and Frank J. Drechsler to the Board of Directors. In addition, at such time, Richard Jesse Gonsales was appointed the Company’s President and Chief Executive Officer, Justin Matthew Dornan as Treasurer, and Frank J. Drechsler as Secretary.

None of the appointed directors or officers entered into an employment agreement with the Company, nor will any be compensated for their services as officers or directors of the Company.

The following is certain biographical and other information regarding the newly appointed officers and directors:

Richard Jesse Gonzales – President, CEO, Director

Richard Jesse Gonzales, age 33, graduated from Embry Riddle University with a Major in Professional Aeronautics and Minor in Airport Management.  Applying his education in the field of Air Traffic Control, Mr. Gonzales’ was employed by the Federal Aviation Administration and the US Navy.  He completed two tours of duty as part of his 9 years of employment with the military and is a United states Navy veteran.

Mr. Gonzales began his first ecommerce company as a hobby/side business while still employed with the FAA in 1999.  In the burgeoning industry of ecommerce, Mr. Gonzales began by specializing in the niche of high-profit, fast-selling products through online sources such as eBay. In 2004, Mr. Gonzales was offered a position as National Sales Manager at Patriot Motorcycle Corporation, a public company specializing in motorsports. By applying his business model in the motorsports industry, Mr. Gonzales began online distribution of affordable family motorsports via the new Chinese motorsports import market in 2004.  In 2005, Mr. Gonzales began www.CountyImports.com aka ww.CountyMotorsports.com. This company has since grown to be the second largest online motorsports entity in the market and a multi-million dollar sales enterprise consisting of two brick and mortar locations, one logistics warehouse in Kansas and a vast network of dealers and distribution.

Justin Matthew Dornan – Treasurer, Director

Justin M. Dornan, age 34 has been the Sales Manager for Countyimports.com since 2009.  With a formal education in graphic design, sound recording and 3D design, Mr. Dornan brings this experience and his passion for the off-road motorsports industry. Having begun his career in the off-road motorsports industry in 2004, Mr. Dornan was the Western United States Regional Sales Director for Patriot Motorcycle Corporation out of San Clemente, CA.  Mr. Dornan  achieved top company sales for 2005-2006 with over 125 new dealer accounts in a 12 month period and managing a team of 10 employees.

In 2006, Mr. Dornan founded Horizon Motor Sports, LLC, a powersports wholesale provider for industry leaders such as Hensim USA, Jet Moto, Adly Moto, American Lifan, Hammerhead Offroad, Konced, and North Star Trailers. Mr. Dornan still owns and currently operates Horizon Motor Sports, LLC.  Mr. Dornan developed and co-founded CountyImports.com in 2005 to combine his technical education with his skills in sales and management.  Mr. Dornan currently operates the CountyImports.com sales team, social media and internet marketing.

Frank J. Drechsler– Secretary, Director

Frank J. Drechsler, age 44,  graduated from California State University, Fullerton with a Bachelor of Science degree in International Business in 1992. Mr. Drechsler is chief executive officer, president, treasurer and director of San West, Inc..

Since 2002 through March 2011, Mr. Drechsler has been an officer and director of Krinner USA, Inc., a privately-held Nevada corporation which markets and sells Christmas tree stands designed in Germany.

From October 1998 to May 2001, Mr. Drechsler was the president and a director of Pacific Trading Post, Inc., a Nevada corporation, which marketed and sold products on the Internet within the outdoor sports industries, specifically in the areas of skate, surf and snow.

In January 1998, Mr. Drechsler co-founded and developed the business model for skatesurfsnow.com, where he was responsible for the day-to-day operations. During 1997, Mr. Drechsler was self-employed as a consultant and helped start up companies develop sales and marketing programs. From 1995 to December 1996, Mr. Drechsler was the international sales manager for Select Distribution.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 20, 2011, the board of directors and a majority of the shareholders of the Company approved the name change of the Company from TrueSport Alliance & Entertainment, Ltd. to ePunk, Inc. On June 20, 2011, the Company amended Article 1 of its Articles of Incorporation to change the Company’s name to ePunk, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation.
10.1	Form of Stock Purchase Agreement by and between Excelsior Management, LLC and Richard Jesse Gonzales, Justin Matthew Dornan, and Frank J. Drechsler entered into on June 15, 2011.
10.2	Officer and Director resignation letter of Scott Ence.
10.3	Director resignation letter of Brent Stuchlik.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2011

ePunk, Inc.

By:	/s/ Richard Jesse Gonzales
Richard Jesse Gonzales
President, Chief Executive Officer,